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                                                                   Exhibit 99.1


                      THIRD AMENDMENT TO BRIDGE SECURITIES
                    PURCHASE AGREEMENT AND RELATED DOCUMENTS

         THIS THIRD AMENDMENT TO BRIDGE SECURITIES PURCHASE AGREEMENT AND RELATED DOCUMENTS (this "THIRD AMENDMENT"), dated as of December 29, 1998, among VISUAL EDGE SYSTEMS INC., a Delaware corporation (the "COMPANY"), and INFINITY INVESTORS LIMITED, IEO HOLDINGS LIMITED (as the transferee from INFINITY EMERGING OPPORTUNITIES LIMITED), SUMMIT CAPITAL LIMITED (as the transferee from SANDERA PARTNERS, L.P.) and GLACIER CAPITAL LIMITED (as the transferee from LION CAPITAL PARTNERS, L.P.) (collectively, the "PURCHASERS").

                                    RECITALS

         A. The Company and the Purchasers entered into the Bridge Securities Purchase Agreement, dated as of June 13, 1997 (the "INITIAL PURCHASE AGREEMENT"), as amended by that certain First Amendment to Bridge Securities Purchase Agreement and Related Documents, dated as of December 31, 1997 (the "FIRST AMENDMENT"), and as further amended by that certain Agreement and Second Amendment to Bridge Securities Purchase Agreement and Related Documents, dated as of March 27, 1998 (the "SECOND AMENDMENT"; the Initial Purchase Agreement, as amended by the First Amendment and the Second Amendment, being referred to herein as the "PURCHASE AGREEMENT").

         B. The Company and the Purchasers now desire to amend the Purchase Agreement and certain of the related Financing Documents and other related documents in order to: (1) reprice the Conversion Price of the Convertible Notes; (2) retire all of the issued and outstanding shares of the Series A Convertible Preferred Stock of the Company and issue a new class of Series A-2 Convertible Preferred Stock of the Company in exchange therefor; (3) modify certain conversion and resale limitations; (4) modify certain redemption provisions; (5) modify certain interest and dividend provisions; (6) provide for certain additional events of default; (7) reprice, issue and cancel certain stock options; and (8) make certain other related changes.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



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                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1 DEFINITIONS. Capitalized terms used in this Third Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Purchase Agreement. In addition, the following term, as used herein, has the following meaning:

         "Series A-2 Certificate of Designation" means the Certificate of Designation, Preferences and Rights of Series A-2 Convertible Preferred Stock of Visual Edge Systems Inc., substantially in the form attached hereto as Exhibit A, and filed pursuant to Section 3.1(a) hereof.

                                   ARTICLE II

                                   AMENDMENTS

         SECTION 2.1 DEFINITIONS.

         (a) Effective as of the date hereof, the following definitions contained in Section 1.1 of the Purchase Agreement are amended to read in their entirety as follows:

                  "Conversion Price" means:

                  (a) with respect to the Convertible Notes, $2.50 from the date hereof until January 1, 2000, inclusive, and $1.25 thereafter; and

                  (b) with respect to the Preferred Stock, (i) $1.25 as to Preferred Shares, the liquidation preference of which shares aggregates to no more than $2,000,000; (ii) if Preferred Shares with an aggregate liquidation preference of $2,000,000 or more have been converted into shares of Common Stock, then the Conversion Price for the first $2,000,000 of aggregate liquidation preference of the Preferred Shares shall be governed by clause (i) of this subsection
         (b), and the Conversion Price for the excess over $2,000,000, up to a maximum of $1,000,000, of aggregate liquidation preference of Preferred Shares shall be $2.00 from the date hereof until June 30, 1999, inclusive, $1.375 from July 1, 1999 until January 1, 2000, inclusive, and $1.25 after January 1, 2000; and (iii) if Preferred Shares with an aggregate liquidation preference of $3,000,000 or more have been converted into shares of Common Stock, then the Conversion Price for the first $2,000,000 of aggregate liquidation preference of the Preferred Shares shall be governed by clause (i) of this subsection (b), the Conversion Price for the next $1,000,000 of aggregate liquidation preference of the Preferred Shares shall be governed by clause (ii) of this subsection (b) and the Conversion Price for the excess over



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         $3,000,000 of aggregate liquidation preference of Preferred Shares shall be $2.50 from the date hereof until June 30, 1999, inclusive, $2.00 from July 1, 1999 until January 1, 2000, inclusive, and $1.25 thereafter; such Conversion Price for the Preferred Stock shall be set forth in the Certificate of Designation, Preferences and Rights of Series A-2 Convertible Preferred Stock of Visual Edge Systems Inc.;

         PROVIDED, HOWEVER, that upon the occurrence of an Event of Default, "Conversion Price" with respect to the Convertible Notes or the Preferred Stock, as applicable, shall mean the formula F/P where F = the face amount of the Convertible Instrument being converted, together with accrued and unpaid interest or dividends thereon through the Conversion Date, as applicable, and P = the lesser of (x) $6.00 and (y) the product of 77.5% multiplied by the Market Price as of the Conversion Date.

                  "Preferred Stock" means the Company's Series A-2 Convertible Preferred Stock issued in accordance with the terms of the Certificate of Designation, Preferences and Rights of Series A-2 Convertible Preferred Stock of Visual Edge Systems Inc.

         (b) Effective as of the date hereof, the following definitions are added to Section 1.1 of the Purchase Agreement, in the appropriate alphabetical positions:

                  "Formula Price" means the greater of (a) the aggregate principal amount of the applicable Convertible Notes or the liquidation preference of the Preferred Shares, as applicable, plus any accrued and unpaid interest or dividends thereon, as applicable, being repaid through the date of consummation of the prepayment (as specified in Section 3.6 below) and (b) the sum of (x) the product of
         (i) the number of shares of Common Stock into which the Convertible Instruments being redeemed are then convertible at the then-current Conversion Price and (ii) the average Closing Bid Price for the five
         (5) Trading Days ending two (2) Business Days immediately preceding the applicable date of consummation of the redemption as specified in
         Section 3.6 below, and (y) the applicable amount of accrued but unpaid interest on the Convertible Notes or dividends on the Preferred Shares, as applicable, being repaid through the date of consummation of the prepayment (as specified in Section 3.6 below).

                  "Sale Event" means the occurrence of any of the following:
         (a) after December 20, 1998 any Person or group of Persons (within the meanings of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such sections) other than the Purchasers shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act and Regulations 13D-G thereunder) of 50.1% or more of the outstanding shares of Common Stock of the Company; (b) individuals constituting the Board of Directors of the Company on December 20, 1998 (together with any new directors whose election by such Board of Directors or whose



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         nomination for election by the stockholders of the Company was approved by vote of at least 50.1% of the directors still in office who are either directors as of the date hereof or whose election or nomination for reelection was previously so approved), cease for any reason to constitute at least 66% of the Board of Directors of the Company then in office; (c) any transfer of all or substantially all of the assets of the Company to any Person in a single transaction or a series of related transactions; or (d) any consolidation or merger of the Company with or into another Person in which the Company is (x) not the surviving entity or (y) survives such merger as a wholly owned subsidiary of another Person (other than a merger which is effected solely to change the jurisdiction of incorporation in the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity).

         SECTION 2.2 PRINCIPAL MORATORIUM. Effective as of the date hereof,
Section 2.1 of the Second Amendment is deleted in its entirety, and all references to the "Principal Moratorium" are hereby deleted in their entirety.

         SECTION 2.3 PURCHASERS' SALE RESTRICTIONS AND OPTION RIGHT. Effective as of the date hereof, Section 2.3 of the Second Amendment is deleted in its entirety, and all references to the "Resale Limitation" or the "Option Right" in any Financing Document are hereby deleted in their entirety.

         SECTION 2.4 RIGHT OF FIRST REFUSAL. Effective as of the date hereof,
Section 2.4 of the Second Amendment is amended to add a new subsection (d) thereto to read as follows:

                  "(d) The provisions of this Section 2.4 shall not apply: (i) in the event of a public sale by the Purchasers of shares of Common Stock on the NASDAQ Stock Market's SmallCap Market, or on such other market as the Common Stock is traded at such time, pursuant to an effective registration statement; and (ii) in the event of a private sale of shares between or among any of the Purchasers and/or any Affiliates of the Purchasers."

         SECTION 2.5 VOLUNTARY PREPAYMENTS.

         (a) Effective as of the date hereof, Section 3.4 of the Purchase Agreement is amended to read in its entirety as follows:

         "SECTION 3.4 VOLUNTARY PREPAYMENTS.

                  (a) Subject to the terms of this Section 3.4, the Company may, at its option, prepay at any time all or any portion of the Convertible Instruments remaining unconverted, immediately upon notice to the holder of the Convertible Instruments



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         specifying the amount of the prepayment pursuant to the terms of this
         Article III. Partial prepayments shall be in an aggregate principal amount of not less than $300,000.

                  (b) The price to be paid by the Company to prepay or redeem the Convertible Instruments shall be the sum of (i) the aggregate principal amount of the Convertible Notes or the liquidation preference of the Preferred Stock, as applicable, PLUS (ii) any accrued and unpaid interest on the Convertible Notes or dividends on the Preferred Stock, as applicable, being redeemed, through the applicable date of consummation of the prepayment (as specified in Section 3.6 below); PROVIDED, HOWEVER, that upon the occurrence of an Event of Default, the price to be paid by the Company to prepay or redeem the Convertible Instruments shall be the Formula Price."

         (b) Effective as of the date hereof, all references in the Financing Documents to the term "Maximum Conversion Price" are hereby amended by deleting the word "Maximum" so that each such reference is to the term "Conversion Price."

         (c) As specified in Section 3.6(c) of the Purchase Agreement, the Company shall be required to redeem all of the Preferred Stock issued and outstanding prior to the redemption of any of the Convertible Notes.

         (d) The voluntary prepayment provisions of subsection (a) of this section, together with the remaining terms of this Third Amendment (where applicable), shall be set forth in the Series A-2 Certificate of Designation.

         SECTION 2.6 EVENTS OF DEFAULT. Effective as of the date hereof,
Section 12.1 of the Purchase Agreement is amended by deleting the word "or" at the end of subsection (o), replacing the comma at the end of subsection (p) with a semicolon, and adding new subsections (q), (r), (s) and (t) thereto to read as follows:

                  "(q) the voluntary resignation of any of Earl Takefman, Richard Parker or Thomas Peters, unless the Closing Bid Price of the Company's Common Stock exceeds $2.00 for twenty out of the thirty Trading Days preceding the effective date of such resignation;

                  (r) the Company's right to use Greg Norman's name, likeness, endorsement and certain trademarks, pursuant to the License Agreement, dated as of March 1, 1995 (the "LICENSE AGREEMENT"), among the Company, Greg Norman and Great White Shark Enterprises, as amended, is materially impaired upon (i) the material breach by the Company of the License Agreement which results in one of the counterparties thereto terminating the License Agreement or (ii) any amendment to the License Agreement that makes it economically impracticable to carry out the Company's obligations thereunder;



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                  (s) the Commission does not declare the New Registration
         Statement effective by March 31, 1999; or

                  (t) any default or breach by the Company of any of its covenants, representations or agreements set forth in this Third Amendment."

         SECTION 2.7 INTEREST. Effective as of the date hereof, each of the four Convertible Notes is amended by deleting the third paragraph of each Convertible Note and replacing such paragraph with the following sentence:

                  "Interest on this Convertible Note shall be paid in cash and shall be calculated on the basis of a 360-day year of twelve 30-day months."

         SECTION 2.8 DIVIDENDS. The Series A-2 Certificate of Designation shall provide that (a) the Company will pay no dividends during the calendar year 1999, (b) dividends will not accrue during the calendar year 1999 and (c) beginning on January 1, 2000, dividends shall accrue and be paid at a rate of 8.25% per annum.

         SECTION 2.9 CANCELLATION OF WARRANTS. Effective as of the date of satisfaction of all conditions contained in Sections 3.1 and 3.2 hereof, all warrants issued to the Purchasers to date, other than warrants for the purchase of shares of Common Stock to be exercised by the Purchasers pursuant to Section 3.2(b) hereof, are canceled and shall be null, void and without effect.

         SECTION 2.10 LIMITATION ON CONVERSION. Effective as of the date hereof, Section 10.5 of the Purchase Agreement is amended to read in its entirety as follows:

                  "SECTION 10.5 LIMITATION ON CONVERSION. Notwithstanding the conversion rights under the Convertible Instruments and exercise rights under the Warrants, in no event shall the Purchasers be entitled at any one time to convert any portion of the Convertible Instruments or exercise any portion of the Warrants, in excess of that portion of the Convertible Instruments or Warrants upon conversion and exercise, as applicable, of which the sum of (a) the number of shares of Common Stock beneficially owned by the Purchasers and their Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Convertible Instruments and unexercised portion of the Warrants, or other derivative securities convertible into or exchangeable for shares of Common Stock which contain a limitation similar to that set forth herein), and (b) the number of shares of Common Stock issuable upon the conversion of the portion of the Convertible Instruments or issuable upon exercise of the portion of the Warrants with respect to which this determination is being made, would result in beneficial ownership by the Purchasers and their Affiliates of



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         more than 9.99% of the outstanding shares of Common Stock after giving effect to such conversion or exercise. For purposes hereof, beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided herein. The foregoing limitation shall not apply and shall be of no further force or effect (i) immediately preceding and upon any consummation of any Sale Event, or (ii) following the occurrence of any Event of Default which is not cured within the greater of the time period specified in either (A) a written notice delivered from the Purchasers to the Company or (B) any applicable grace period."

                                  ARTICLE III

                              CONDITIONS PRECEDENT

         SECTION 3.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS. The obligations of the Purchasers under this Third Amendment are subject to the satisfaction, at or prior to 5:00 p.m. Eastern Standard Time on December 31, 1998 (the "TERMINATION DATE"), of each of the conditions contained in this
Section 3.1. If all such conditions are not satisfied at or prior to the Termination Date, this Third Amendment shall automatically terminate and be of no further force and effect.

         (a) The Company shall file with the Secretary of State of the State of Delaware the Series A-2 Certificate of Designation, substantially in the form attached hereto as Exhibit A, setting forth: (i) the conversion price structure referenced in Section 2.1 hereof, (ii) the voluntary prepayment structure referenced in Section 2.5 hereof and (iii) the waiver of payment and accrual of dividends for the calendar year 1999 set forth in Section 2.8 hereof.

         (b) The Company shall issue to the Purchasers 6,000 shares of the Series A-2 Convertible Preferred Stock of the Company, with such powers, designations, preferences, rights, qualifications, limitations and restrictions as set forth in the Series A-2 Certificate of Designation, filed pursuant to subsection (a) of this section, in exchange for the Purchasers' delivery to the Company for retirement of 6,000 shares of the Series A Convertible Preferred Stock of the Company. Such exchange shall be accomplished by the Company and Purchasers delivering a joint instruction letter, or separate instruction letters, to the Company's transfer agent, which currently holds the shares of Series A Convertible Preferred Stock.

         (c) The Company shall execute and deliver that certain Client Service Agreement, dated as of December 4, 1998 (the "CONTINENTAL AGREEMENT"), between the Company and Continental Capital & Equity Corporation ("CONTINENTAL"), substantially in the form attached hereto as Exhibit B.



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         (d) The Company shall pay to the Purchasers all accrued and unpaid interest on the Convertible Notes, as of December 31, 1998, in cash or in Common Stock at the Company's option; PROVIDED, HOWEVER, that if the Company elects to make such interest payments in Common Stock, then, as evidence of such payment, the Company shall deliver to the Purchasers a copy of the letter to the Company's transfer agent authorizing the issuance to the Purchasers of stock certificates representing such Common Stock.

         (e) The Company shall pay to the Purchasers all accrued and unpaid dividends on the Series A Convertible Preferred Stock of the Company through December 31, 1998, in cash or in Common Stock at the Company's option; PROVIDED, HOWEVER, that if the Company elects to make such dividend payments in Common Stock, then the amount of Common Stock paid by the Company to the Purchasers shall be reduced by 25,000 shares of Common Stock.

         (f) The relevant registration statements shall have been amended or supplemented, as necessary, in order to (i) effect the registration under the Securities Act of all shares of Common Stock into which the Convertible Instruments held by the Purchasers may be converted, including any shares of Common Stock issued as interest or dividends, together with all shares of Common Stock owned by the Purchasers, (ii) increase the maximum number of shares registered thereunder in accordance with Commission Rule 462(b) and
(iii) reflect the transactions set forth in this Third Amendment. In addition, following the amendments contemplated by clause (ii) above, the Company shall file with the Commission a new registration statement (the "NEW REGISTRATION STATEMENT"), which registration statement shall be consistent with the terms of the Registration Rights Agreement, dated as of June 13, 1997, among the Company and Infinity Investors Limited, Infinity Emerging Opportunities Limited, Sandera Partners, L.P. and Lion Capital Partners, L.P., and shall use its best lawful efforts to have the same declared effective by the Commission as soon as possible, but in any event by March 31, 1999, registering any shares of Common Stock not included in the amendment or supplement to the existing registration statements as a result of the limitations imposed by Commission Rule 462(b).

         (g) An officer of the Company shall execute and deliver a certificate setting forth resolutions of the Company's board of directors with respect to the authorization, execution, delivery and performance of this Third Amendment, the officers of the Company authorized to sign this Third Amendment and the specimen signatures of the officers so authorized.

         (h) The Company shall pay to the Purchasers the fees and expenses of counsel pursuant to Section 6.1 hereof.

         (i) Earl Takefman shall execute and deliver to the Purchasers a side letter, substantially in the form attached hereto as Exhibit C (the "TAKEFMAN SIDE LETTER"), imposing upon Mr. Takefman certain restrictions on his sale of the Company's Common Stock.



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         (j) The Company shall have delivered instructions to the Company's transfer agent requesting such transfer agent to prepare the Warrant Exercised Shares (as hereinafter defined).

         SECTION 3.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company under this Third Amendment are subject to the satisfaction, at or prior to the Termination Date, of each of the conditions contained in this Section 3.2. If all such conditions are not satisfied at or prior to the Termination Date, this Third Amendment shall automatically terminate and be of no further force and effect.

         (a) In order to retain the Company's management, and to provide proper incentive for said management to pursue the Company's long-term goals, the Company's Compensation Committee (the "COMMITTEE") shall execute and deliver a letter and resolutions, substantially in the form attached hereto as Exhibit D, pursuant to which the Committee resolves to (i) reprice to $1.00 per share all outstanding stock options granted to Earl Takefman, Richard Parker and Thomas Peters, all of which options shall be immediately vested, (ii) reprice to $1.00 per share approximately 82,000 existing employee stock options, all of which options shall be immediately vested, (iii) grant to Richard Parker 200,000 additional stock options, which shall be immediately vested and have an exercise price of $1.00 per share and (iv) grant to Richard Parker 200,000 additional stock options, and to Thomas Peters 100,000 additional stock options, all of which options shall be immediately vested and have an exercise price of $1.00 per share.

         (b) The Purchasers shall exercise warrants, at an exercise price equal to the Closing Bid Price on the day immediately preceding the Closing, for the purchase of such number of shares (the "WARRANT EXERCISED SHARES") of Common Stock to result in a total exercise price of approximately $12,500.

         (c) The Purchasers shall cooperate with the Company in delivering to the Company's transfer agent the joint instruction letter (with the Company), or its separate instruction letter, regarding the exchange of shares referred to in Section 3.1(b) hereof.

         (d) Marion Interglobal Ltd. ("MARION") shall execute and deliver a side letter, substantially in the form attached hereto as Exhibit E (the "MARION SIDE LETTER"), releasing Earl Takefman from certain resale restrictions to which Mr. Takefman and Marion have previously agreed.

                                   ARTICLE IV

                                   COVENANTS

         SECTION 4.1 RETAINER OF INVESTMENT BANKING FIRM. If, prior to the execution of this Third Amendment, the Company has not retained an investment banking firm, reasonably



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acceptable to the Purchasers, to explore strategic alternatives (including, without limitation, acquisitions, recapitalizations, sources of additional financing, joint venture partners and a sale of the Company), then promptly following the execution of this Third Amendment the Company shall use its best efforts to retain such a firm.

         SECTION 4.2 DELIVERY OF WARRANTS. Promptly following the execution of this Third Amendment, the Purchasers shall use their best efforts to deliver to the Company all warrants issued to the Purchasers to date, including those warrants canceled pursuant to Section 2.9 hereof and those warrants exercised pursuant to Section 3.2(b) hereof.

         SECTION 4.3 COMBINATION OF SHARES.

         (a) The Company shall not combine outstanding shares of Common Stock into a smaller number of shares, unless (i) the Company deems such combination, following consultation with counsel, necessary in order to meet the qualification requirements for continued listing on the NASDAQ SmallCap Market and (ii) the Company has used its best lawful efforts to meet such requirements by other means (including, without limitation, timely responding to inquiries and timely appealing any adverse determinations).

         (b) In the event that the Company elects to combine outstanding shares of Common Stock pursuant to subparagraph (a) of this section, the Company shall combine outstanding shares (i) in order to meet the qualification requirements of the NASDAQ SmallCap Market and (ii) as would result in the Market Price being not materially higher than $2.00; PROVIDED, HOWEVER, that without the prior written consent of the Purchasers, no single combination of shares, or multiple combinations of shares in the aggregate, shall be at a ratio of or greater than 4:1 (i.e. result in a reduction of more than 75% of the shares of the Company's Common Stock presently outstanding).

         SECTION 4.4 PUBLIC RELATIONS FIRM. Upon termination of the Continental Agreement, the Company will consider extending or renewing the Continental Agreement or retaining another public relations firm, if such extension, renewal or retainer is determined by the Company's board of directors to be in the Company's best long-term interests.

         SECTION 4.5 ANTI-DILUTION. The Company shall (i) issue no shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, or options, to Ronald Seale, Richard Parker, Thomas Peters or Earl Takefman, or any of their respective affiliates, other than any issuance
(x) in connection with the exercise of any stock options currently held by such persons or (y) in a capital-raising transaction or (z) of not more than 100,000 shares in the aggregate of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, in a transaction permitted by Section
6.2 hereof or (ii) not lower the exercise or conversion price of any stock options or convertible securities held by such persons; PROVIDED,



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HOWEVER, that nothing in this Section 4.5 shall contravene any term or provision of, or prohibit or restrict the Company from performing, the respective employment agreements of Ronald Seale, Richard Parker, Thomas Peters and Earl Takefman as currently in effect, as long as stock options to purchase not more than an aggregate of 20,000 shares of Common Stock are granted in accordance with such terms as currently in effect; and PROVIDED FURTHER, that after December 31, 2000, the Company may issue stock options to Ronald Seale, Richard Parker, Thomas Peters, Earl Takefman and any of their respective affiliates at the Market Price and only with the approval of the independent members of the Board of Directors of the Company.

                                   ARTICLE V

                  RATIFICATION; REPRESENTATIONS AND WARRANTIES

         SECTION 5.1 RATIFICATION. The terms and provisions of the Financing Documents, as modified by this Third Amendment, are ratified and confirmed and shall continue in full force and effect. The Company acknowledges and agrees that each of the Financing Documents, as amended hereby, is and shall remain in full force and effect and is and shall continue to be the legal, valid and binding obligation of the Company, enforceable against it in accordance with each such document's terms.

         SECTION 5.2 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Purchasers that: (a) the execution, delivery and performance of this Third Amendment and all other documents executed and/or delivered in connection herewith and all transactions and documents contemplated hereby and thereby have been authorized by all requisite corporate action on the part of the Company; (b) this Third Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to or limited by liquidation, bankruptcy, conservatorship, insolvency, reorganization, rearrangement, moratorium or other similar law relating to or affecting the rights of creditors generally and general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (c) there is no provision of law, in the charter or bylaws of the Company, and no provision of any existing mortgage, contract, lease, indenture or agreement binding on the Company, which would be contravened by the making or delivery of this Third Amendment or any other document executed and/or delivered in connection herewith, or by the performance or observance of any of the terms hereof or thereof; (d) the execution, delivery and performance of this Third Amendment and the transactions contemplated hereby do not require any approval or consent or, of filing or registration with, any governmental or any other agency or authority, of stockholders, or of any other party or, if such approval or consent is required, the same has been obtained; (e) each of the representations and warranties of the Company contained in ARTICLE V of the Purchase Agreement, as amended hereby, are true and correct on and as of the date hereof as though made



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on such date except for those limited by their terms to the date given or another specific date; and (f) as of the date hereof, no Event of Default has occurred and is continuing.

                                   ARTICLE VI

                        OTHER AGREEMENTS OF THE PARTIES

         SECTION 6.1 FEES AND EXPENSES. The Company agrees to pay: (a) all of its own fees and expenses incurred in connection with this Third Amendment and the restructuring contemplated hereby; and (b) all reasonable out-of-pocket fees and expenses of counsel incurred by the Purchasers in connection with this Third Amendment and the restructuring contemplated hereby, up to a maximum of $3,000.

         SECTION 6.2 ANTI-DILUTION. In the event that the Company (a) issues shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, in exchange for an amount of cash exceeding $3,000,000 or (b) during any calendar year, issues to any Person or Persons, other than Greg Norman, Great White Shark Enterprises or David Feherty, an aggregate of more than 100,000 shares of Common Stock, or securities convertible into or exchangeable for an aggregate of more than 100,000 shares of Common Stock, then the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding without giving effect to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such issuance (including, in the case of securities convertible into or exchangeable for shares of Common Stock, the number of shares of Common Stock that would have been outstanding if such securities had been converted into or exchanged for shares of Common Stock on the date of such issuance); PROVIDED, HOWEVER, that no adjustment to the Conversion Price will be made with respect to (y) any portion of an issuance pursuant to clause (a) of this section, the proceeds of which are used to pay all or any part of the Company's obligations to the Purchasers, and such proceeds shall not be considered in determining whether the issuance exceeds the $3,000,000 threshold set forth in clause (a) of this section, or (z) any issuance, the price per share at which such issuance is made (or, in the case of securities convertible into or exchangeable for shares of Common Stock, at an exchange or conversion price per share as of the date of issue of such securities) is equal to or greater than 85% of the Market Price as of the date of such issuance.

                                  ARTICLE VII

                                 MISCELLANEOUS

         SECTION 7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants made in this Third Amendment shall survive the execution and delivery of this Third Amendment.

         SECTION 7.2 REFERENCES TO FINANCING DOCUMENTS. The Financing Documents and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Financing Documents, as amended hereby, are hereby amended so that any reference therein to the Financing Documents shall mean a reference to the Financing Documents as amended hereby.

         SECTION 7.3 SEVERABILITY. Any provision of this Third Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Third Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         SECTION 7.4 APPLICABLE LAW. This Third Amendment and all other documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7.5 SUCCESSORS AND ASSIGNS. This Third Amendment is binding upon and shall inure to the benefit of the Purchasers and the Company, and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Purchasers.

         SECTION 7.6 EFFECT OF WAIVER. No consent or waiver, express or implied, by the Purchasers to or for any breach or deviation from any covenant, condition or duty by the Company shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         SECTION 7.7 ENTIRE AGREEMENT. THE PURCHASE AGREEMENT, AS AMENDED HEREBY, THE OTHER FINANCING DOCUMENTS AND ALL AGREEMENTS EXECUTED IN CONNECTION WITH THIS THIRD AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 7.8 HEADINGS. The headings, captions and arrangements used in this Third Amendment are for convenience only and shall not affect the interpretation of this Third Amendment.

         SECTION 7.9 COUNTERPARTS. This Third Amendment may be executed by facsimile and in any number of counterparts, each of which counterparts will be deemed an original, but all of which counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amendment as of the date first above written.


                                                VISUAL EDGE SYSTEMS INC.

                                                By: /s/ Earl Takefman
                                                    ---------------------------
                                                Name: Earl Takefman
                                                Title: Chief Executive Officer


                                                INFINITY INVESTORS LIMITED

                                                By: /s/ J. A. Loughfan
                                                    ---------------------------
                                                Name: J. A. Loughfan
                                                Title: Director


                                                IEO HOLDINGS LIMITED

                                                By: /s/ James E. Martin
                                                    ---------------------------
                                                Name: James E. Martin
                                                Title: Director


                                                SUMMIT CAPITAL LIMITED

                                                By: /s/ J. A. Loughfan
                                                    ---------------------------
                                                Name: J. A. Loughfan
                                                Title: Director


                                                GLACIER CAPITAL LIMITED

                                                By: /s/ J. A. Loughfan
                                                    ---------------------------
                                                Name: J. A. Loughfan
                                                Title: Director


                      [Signature page to Third Amendment]

                                   EXHIBIT A
                                   ---------

                     SERIES A-2 CERTIFICATE OF DESIGNATION

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "VISUAL EDGE SYSTEMS INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1998, AT 8:30 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.


                                            /s/ Edward J. Freel
                                            -----------------------------------
                                            EDWARD J. FREEL, SECRETARY OF STATE


                                    [SEAL]

2418423 8100                                           AUTHENTICATION: 9497762

981509691                                                        DATE: 12-31-98

                          CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS
                   OF SERIES A-2 CONVERTIBLE PREFERRED STOCK
                          OF VISUAL EDGE SYSTEMS INC.

                       PURSUANT TO SECTION 151(g) OF THE
                  DELAWARE GENERAL CORPORATION LAW, AS AMENDED

         NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority conferred upon the Board of Directors of Visual Edge Systems Inc. (the "Corporation") in accordance with the provisions of the Certificate of Incorporation there is hereby established a series of the authorized preferred stock of the Corporation, $.01 par value per share, which series shall be designated as "Series A-2 Cumulative Convertible Redeemable Preferred Stock," and which shall consist of Ten Thousand (10,000) shares (collectively, the "Series A-2 Shares" or singularly, a "Series A-2 Share") and shall have the following dividend rights, voting rights, conversion rights, terms of redemption, redemption prices, liquidation preferences and other rights, qualifications, limitations and restrictions.

         1. DIVIDEND RIGHTS

                  1.1 A. Beginning on January 1, 2000, the holder of record of each Series A-2 Share (a "Holder") as of the Record Date (as defined below) shall be entitled to receive, when, as and if declared by the Corporation's Board of Directors or a duly authorized committee thereof, on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date"), cumulative dividends per Series A-2 Share (the "Dividends") in either (i) cash equal to the "Cash Rate" (as hereinafter defined) multiplied by the Liquidation Preference (as defined in Paragraph 2.1 and as adjusted below) out of the funds of the Corporation legally available therefor or (ii) at the option of the Corporation or if the Corporation is legally restricted from paying such Dividends in cash, in shares of Common Stock (as hereinafter defined) equal to the "Stock Rate" (as hereinafter defined) multiplied by the Liquidation Preference (as similarly defined and adjusted), for each Quarterly Payment Period (as hereafter defined) that such Series A-2 Share is outstanding; PROVIDED, HOWEVER, that dividends shall not be paid in shares of Common Stock unless the Corporation has previously filed, and the U.S. Securities and Exchange Commission (the "Commission") has previously declared effective, a Registration Statement permitting the public resale of such shares from time to time by the Holders pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and such Registration Statement remains available for use by the Holders (the "Share Registration Event") and PROVIDED, FURTHER, that upon liquidation or redemption, or following an Event of Default (as defined in Paragraph 1.5), accrued and unpaid Dividends will be paid in cash only. The Cash Rate and the Stock Rate shall be collectively referred to as the "Dividend

Rate." To the extent permitted by applicable law and not prohibited pursuant to the terms of applicable credit instruments, senior securities or this Certificate of Designation, the Board of Directors shall declare Dividends on each Dividend Payment Date (or, if such day is not a business day, on the next business day thereafter). Notwithstanding any of the foregoing provisions of this Paragraph 1.1.A, the Corporation shall not pay, and no Holder shall be entitled to receive, any Dividends during the calendar year 1999.

         B. A "Quarterly Payment Period" shall mean the three-month period ending on March 31, June 30, September 30 and December 31 of each year.

         C. The "Cash Rate" shall mean an annual dividend rate of 8.25% (i.e., a quarterly dividend rate of 2.0625%), PROVIDED, HOWEVER, the "Cash Rate" shall mean an annual dividend rate of 18.00% (i.e., a quarterly dividend rate of 4.5%) immediately upon the occurrence of an Event of Default payable in cash.

         D. The "Stock Rate" shall mean an annual dividend rate of 8.25% (i.e., a quarterly dividend rate of 2.0625%) PROVIDED, HOWEVER, the "Stock Rate" shall mean an annual dividend rate of 18.00% (i.e., a quarterly dividend rate of 4.5%) immediately upon the occurrence of an Event of Default (subject to possible adjustment in the event of fractional shares as set forth in the following sentence) payable in shares of Common Stock of the Corporation such that the number of shares of Common Stock issued as Dividends shall be determined by dividing the dollar amount of interest then owing by the Conversion Price (as defined in Paragraph 4.2 below). Dividends paid at the Stock Rate shall not be paid in fractional shares (all such fractional shares being rounded up to the nearest whole number of shares).

         E. Beginning on January 1, 2000, dividends shall accrue (whether or not paid) during each Quarterly Payment Period from the Dividend Payment Date immediately preceding such Quarterly Payment Period to the earlier to occur of a conversion event specified in Article 4 hereof, a redemption event specified in Article 5 hereof or the last day of such Quarterly Payment Period. Dividends shall be calculated on the basis of a 90-day Quarterly Payment Period and the actual number of days elapsed. The Holder of any Series A-2 Shares which are the subject of a conversion pursuant to Article 4 shall, on the Conversion Date (as defined in Paragraph 4.5), be entitled to receive accrued Dividends on such Series A-2 Shares which have not been declared and paid on or before such Conversion Date. The Holder of any Series A-2 Shares which are the subject of a redemption pursuant to Article 5 shall, on the redemption date (as specified in paragraph 5.2.A), be entitled to receive dividends on such Series A Shares which have not been declared and paid on or before such redemption date. For any period with respect to which the Dividend is not fully paid as described herein, such accrued but unpaid Dividends shall be added to the Liquidation Preference of the Series A-2 Shares effective at the beginning of the period next succeeding the period as to which such Dividends were not paid, and shall thereafter accrue additional Dividends at the applicable Dividend Rate.

Any Dividend payment made on Series A-2 Shares shall be credited against the earliest accrued but unpaid Dividend which has been added to the Liquidation Preference of the Series A-2 Shares pursuant to this Paragraph 1.1.E and shall reduce the Liquidation Preference by the amount of the Dividend paid. Notwithstanding any of the foregoing provisions of this Paragraph 1.1.E, no Dividends shall accrue during the calendar year 1999, and no Dividends which, absent the provisions of this sentence, would have accrued during the calendar year 1999 shall be added to the Liquidation Preference of the Series A-2 Shares.

                  1.2 Dividends shall to the extent permitted by applicable law be declared at least twenty (20) business days prior to the next Dividend Payment Date for payment on the next Dividend Payment Date to the Holders of record on the date determined in such declaration, which date shall in no event be more than fifteen (15) business days after the date of declaration (the "Record Date"). Dividends shall be payable on the earlier to occur of a conversion event specified in Article 4 hereof or a redemption transaction referenced in Article 5 herein or each Dividend Payment Date (or if any such day is not a business day, the next succeeding business day).

                  1.3 So long as any Series A-2 Shares are outstanding, the Corporation shall not declare, pay or set aside for payment any dividend (other than in shares of Junior Stock (as hereinafter defined)) or other distribution in respect of its Junior Stock, or call for redemption, redeem, purchase or otherwise acquire for any consideration (other than shares of its Junior Stock) any shares of its Junior Stock, any warrants, rights, calls or options exercisable for any shares of Junior Stock unless all dividends accumulated and unpaid with respect to the Series A-2 Shares are simultaneously declared and paid. "Junior Stock" means Common Stock or any other series of preferred stock of the Corporation which ranks junior to or on a parity with (as determined pursuant to Article 6) the Series A-2 Shares. "Common Stock" means the common stock, par value $.01 per share, of the Corporation and any share of successor or replacement stock.

                  1.4 If one or more of the following events (each, an "Event of Default") shall have occurred and be continuing:

                           A. an Event of Default (as defined in Section 12.1
                  of that Bridge Securities Purchase Agreement, dated June 13, 1997, by and among the Corporation and one or more of the Holders, as subsequently amended (the "Purchase Agreement")) has occurred;

                           B. a Dividend Payment Date has passed for three (3)
                  Business Days without declaration and payment (or the setting aside for payment) of the full Dividend contemplated hereby on all outstanding Series A-2 Shares;

                           C. the Corporation has failed to timely observe or
                  perform any covenant contained in this Certificate of Designation including, without limitation, any conversion contemplated by Article 4 hereof or any redemption contemplated by Article 5 hereof;

then, the Cash Rate and the Stock Rate shall be increased as specified in Paragraph 1.1.C and 1.1.D above until the aggregate deficiency shall be declared and fully paid.

         2. RIGHTS ON LIQUIDATION

                  2.1 In the event of the liquidation, dissolution, winding-up or sale or other disposition of all or substantially all of the assets of the Corporation, whether voluntary or involuntary (each a "Liquidation"), the Holder of a Series A-2 Share shall be entitled to receive with respect to such Series A-2 Share, after the satisfaction of all distributions to holders of other series of preferred stock, if any, which are expressly senior in liquidation preference to the Series A-2 Shares, including any series of preferred stock which is mandatorily redeemable (collectively, the "Senior Payments") but before any distribution is made to or set aside for the holders of Common Stock or any other series of preferred stock of the Corporation, if any, which are junior in liquidation preference to the Series A-2 Shares, cash or any other assets of the Corporation in an amount (or having a fair market value) equal to One Thousand Dollars ($1,000) per share (the "Liquidation Preference") plus all accrued but unpaid Dividends, in cash, up to the date of the final distribution in Liquidation. If, after the satisfaction of all Senior Payments, the assets of the Corporation available for distribution to Holders shall be insufficient to permit the payment in full of the amount due the Holders pursuant to this Paragraph 2.1, then the entire assets of the Corporation available for distribution to Holders after the satisfaction of all Senior Payments shall be distributed pari passu among the Holders and the holders of other series of preferred stock which are not junior in liquidation preferences to the Series A-2 Shares, if any, in accordance with their respective liquidation preferences. The fair market value of any assets of the Corporation and the proportion of cash and other assets distributed by the Corporation to the Holders of the Series A-2 Shares shall be reasonably determined in good faith by the Board of Directors. A merger or consolidation of the Corporation with another corporation (or other business entity) or a voluntary sale of all or substantially all of the assets of the Corporation principally in exchange for stock and/or securities of another corporation (all referred to as a "Merger") shall not be deemed a Liquidation if such Merger does not occur as part of a proceeding under Title 11 of the United States Code or any federal or state law for the protection of creditors or relief of debtors.

                  2.2 After the payment to the holders of the Series A-2 Shares of the full preferential amounts provided for in Section 2.1, the holders of Series A-2 Shares shall have no right or claim to any of the remaining Assets of the Corporation.

         3. VOTING RIGHTS

                  3.1 Except as otherwise provided in Paragraphs 3.2 and 3.3 below, each Holder shall have no voting rights. To the extent Holders of the Series A-2 Shares have the right to vote, each Holder shall be entitled to that number of votes for each share of Series A-2 Shares held by such Holder equal to the total number of shares of Common Stock obtainable upon conversion of such shares of Series A-2 Shares at the current Conversion Price on the record date for the vote which is being taken or, if no such record date is established, at the date such vote is taken or any written consent is solicited.

                  3.2 So long as any of the Series A-2 Shares are outstanding the Corporation will not, without the affirmative vote or consent of the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the Series A-2 Shares at the time outstanding, given in person or by proxy, either in writing or by a resolution adopted at a meeting called for such purpose, with the Holders of the Series A-2 Shares voting or consenting separately as a class:

                           A. amend, alter or repeal any of the provisions of
                  the Corporation's Certificate of Incorporation or Bylaws or the resolution providing for the issue of the Series A-2 Shares or pass any shareholder resolution, including such action effected by merger or similar transaction in which the Corporation is the surviving corporation, if such amendment or resolution would affect adversely the preferences, special rights or powers of the Series A-2 Shares except if such action is otherwise permitted under the other provisions of this Paragraph 3.2;

                           B. increase or decrease (other than by redemption or
                  conversion) the total number of authorized Series A-2 Shares;

                           C. issue any capital stock which ranks senior to or
                  on a parity with the Series A-2 Shares with respect to rights to receive distributions upon liquidation, dissolution, or winding up of the Corporation or with respect to dividends; or

                           D. enter into a Merger in which the Corporation is
                  not the surviving corporation; PROVIDED, HOWEVER, that the provisions of this subparagraph D shall not be applicable to any such Merger if the authorized capital stock of the surviving corporation immediately after such Merger shall include only classes or series of stock for which no such consent or vote would have been required pursuant to this Paragraph 3.2 if such class or series had been authorized by the Corporation immediately prior to such Merger or which have the same rights, preferences and limitations and authorized amount as a class or series of stock of the Corporation authorized prior to such Merger and continuing as an authorized class or series at the time thereof.

                  A Merger of the Corporation, or similar transaction in which the holders of its capital stock receive all cash, shall not be deemed to adversely affect the preferences, special rights or powers of the Series A-2 Shares. The authorization or issuance of any other series of preferred stock, if such other series ranks junior to the Series A-2 Shares with respect to rights to receive distributions upon liquidation, dissolution or winding up of the Corporation or with respect to dividends, shall not be deemed to adversely affect the preferences, special rights or powers of the Series A-2 Shares.

                  3.3 The Holders of a majority of the outstanding Series A-2 Shares (the "Majority Holders") voting separately as a class shall be entitled to appoint one (1) designee to serve on the Board of Directors of the Corporation (the "Designee"). The Majority Holders may, in their discretion, by written notice to the Corporation appoint, remove and replace the Designee, with or without cause at any time and from time to time. Further, without the affirmative vote or approval of the Designee then serving on the Board of Directors of the Corporation following the appointment of such Designee by the Majority Holders, the Corporation may not (i) commence a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in affect, (ii) seek the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Corporation (or for any substantial part of its property),
(iii) consent to any such relief or to such appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against the Corporation, or (iv) take any corporate or other action to authorize any of the foregoing.

                  3.4 Copies of all notices sent to the holders of any other class or series of capital stock of the Corporation (including the Common Stock) shall be simultaneously sent to each Holder.

         4. CONVERSION RIGHTS

                  4.1 NUMBER OF SERIES A-2 SHARES. Each Series A-2 Share shall be convertible, at the option of the Holder thereof, at any time and from time to time, into that number of shares of Common Stock obtained by dividing the Liquidation Preference (including any Dividends added to the Liquidation Preference pursuant to Paragraph 1.1.E) of such Series A-2 Share by the Conversion Price determined in accordance with Paragraph 4.2. The Holder is not entitled to any rights of a holder of Common Stock (except to the extent expressly set forth herein) until such Holder has converted all or a portion of his Series A-2 Shares pursuant to the provisions of this Article 4.

                  4.2 CONVERSION PRICE. The Conversion Price shall be equal to:
(i) $1.25 as to the Series A-2 Shares, the Liquidation Preference of which shares aggregates to no more than $2,000,000; (ii) if Series A-2 Shares with an aggregate Liquidation Preference of $2,000,000 or more have been converted into shares of Common Stock, then the Conversion Price for the first $2,000,000 of aggregate Liquidation Preference of the Series A-2 Shares shall be governed by clause (i) of this Paragraph 4.2, and the Conversion Price for the excess over $2,000,000, up to a maximum of $1,000,000, of aggregate Liquidation Preference of the Series A-2 Shares shall be $2.00 from the date hereof until June 30, 1999, inclusive, $1.375 from July 1, 1999 until January 1, 2000, inclusive, and $1.25 after January 1, 2000; and (iii) if Series A-2 Shares with an aggregate Liquidation Preference of $3,000,000 or more have been converted into shares of Common Stock, then the Conversion Price for the first $2,000,000 of aggregate Liquidation Preference of the Series A-2 Shares shall be governed by clause (i) of this Paragraph 4.2, the Conversion Price for the next $1,000,000 of aggregate Liquidation Preference of the Series A-2 Shares shall be governed by clause (ii) of this Paragraph 4.2 and the Conversion Price for the excess over $3,000,000 of aggregate Liquidation Preference of the Series A-2 Shares shall be $2.50 from the date hereof until June 30, 1999, inclusive, $2.00 from July 1, 1999 until January 1, 2000, inclusive, and $1.25 thereafter; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default, Conversion Price shall mean the formula F/P where F = the Liquidation Preference of the Series A-2 Shares being converted, together with accrued and unpaid dividends thereon through the Conversion Date, and P = the lesser of (x) $6.00 and (y) the product of 77.5% multiplied by the Market Price (as defined in Paragraph 4.9) as of the Conversion Date (as defined in Paragraph 4.5).

                  "Closing Bid Price" shall mean the closing bid price of the Corporation's Common Stock as reported by Bloomberg L.P. ("Bloomberg") on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no trading price is reported for such security by Bloomberg, then the average of the bid prices of any market-makers for such securities as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the closing bid price of such security on such date shall be the fair market value as mutually determined by the holders of the Series A-2 Shares and the Corporation for which the calculation of the closing bid price requires, and in the absence of such mutual determination, as determined by the Board of Directors of the Corporation in good faith.

                  4.3 LIMITATION ON CONVERSION. Notwithstanding the conversion rights under this Article 4, in no event shall any Holder be entitled at any one time to convert any Series A-2 Share if the sum of (i) the number of shares of Common Stock beneficially owned by such Holder and any person or entity controlling, controlled by or under common control with such Holder (other than shares of Common Stock which may be deemed beneficially owned through the ownership of unconverted Series A-2 Shares, or other derivative securities convertible into or exchangeable for shares of Common Stock which contain a limitation similar to that set forth herein), and (ii) the number of shares of Common Stock issuable upon the conversion of the Series A-2 Shares with respect to which this determination is being made, would result in beneficial ownership by such Holder and any person or entity controlling, controlled by or under common control with such Holder of more than 9.99% of the outstanding shares of Common Stock after giving effect to such conversion. For purposes hereof, beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided herein. The foregoing limitation shall not apply and shall be of no further force or effect (i) immediately preceding and upon any consummation of any Sale Event (as hereinafter defined), or (ii) following the occurrence of any Event of Default which is not cured within the greater of the time period specified in either (A) a written notice delivered from any Holder to the Corporation or
(B) any applicable grace period. "Sale Event" means the occurrence of any of the following:

                  (i) after December 20, 1998 any Person or group of Persons (within the meanings of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such sections) other than the Purchasers shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act and Regulations 13D-G thereunder) of 50.1% or more of the outstanding shares of Common Stock of the Corporation;

                  (ii) individuals constituting the Board of Directors of the Corporation on December 20, 1998 (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by vote of at least 50.1% of the directors still in office who are either directors as of the date hereof or whose election or nomination for reelection was previously so approved), cease for any reason to constitute at least 66% of the Board of Directors of the Corporation then in office;

                  (iii) any transfer of all or substantially all of the assets of the Corporation to any Person in a single transaction or a series of related transactions; or

                  (iv) any consolidation or merger of the Corporation with or into another Person in which the Corporation is (x) not the surviving entity or (y) survives such merger as a wholly owned subsidiary of another Person (other than a merger which is effected solely to change the jurisdiction of incorporation in the Corporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity).

                  4.4 CONVERSION UPON REORGANIZATION. In case at any time and from time to time the Corporation shall (i) effect a Share Reorganization (as defined in Paragraph 4.12), (ii) effect a Merger, (iii) transfer all or substantially all of its assets or (iv) reclassify its Common Stock (other than as contemplated by Paragraph 4.2) and pursuant to any such event (each, a "Capital Reorganization"), any assets or securities of the Corporation, any successor or transferee corporation or any affiliate thereof or cash is received by or distributed to the holders of Common Stock, then each Holder of Series A-2 Shares shall have the right thereafter to convert each Series A-2 Share into the kind and amount of securities, cash or property that such Holder would have received upon consummation of such transaction if such Holder had converted the Holder's Series A-2 Shares into Common Stock immediately prior to the consummation of such transaction, and the Holder shall have no other conversion rights nor shall there be any adjustment to the Conversion Price. In any such event, effective provision shall be made in the Certificate of Incorporation of the successor or transferee corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Series A-2 Shares shall thereafter be applicable, as nearly as reasonably may be, to any such other securities, cash and property deliverable upon conversion of the Series A-2 Shares or other convertible stock or securities received by the Holders in place thereof, and any such successor or transferee corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such other securities, cash or property as the Holders of the Series A-2 Shares, or other convertible stock or securities received by the Holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion right as provided herein. In case securities other than Common Stock, cash or property shall be issuable, payable or deliverable by the Corporation upon conversion as aforesaid, then all references in this Paragraph
4.4 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities, cash or property.

                  4.5 CONVERSION METHOD. Any Holder of Series A-2 Shares may, at any time prior to the close of business on the date which is two (2) business days prior to the Redemption Date (as defined in Paragraph 5.2) for such Series A-2 Shares, exercise the conversion rights as to such Series A-2 Shares by delivering to the Corporation during regular business hours, care of the then transfer agent (the "Transfer Agent") for the Corporation, a notice requesting conversion on a specified date and the number of Series A-2 Shares that the Holder elects to convert (a "Notice of Conversion"). The Notice of Conversion shall also state the names and addresses of the persons to whom certificates for shares of Common Stock shall be issued, the denominations of such certificates and reasonable delivery instructions with respect thereto. Each conversion shall be deemed to have been effected on the date such Notice of Conversion (the "Conversion Date") is delivered to the Transfer Agent (including delivery via facsimile). The person in whose name any certificate for shares of Common Stock is issuable upon the conversion shall be deemed to have become the holder of record of the Common Stock at such time. If the stock transfer books of the Corporation are closed on the Conversion Date, the Conversion Date for purposes of determining record ownership shall be the next succeeding day on which the stock transfer books are open (and the conversion shall be deemed to have been effected immediately prior to the close of business on that day), but in all cases the conversion shall be at the Conversion Price in effect on the Conversion Date specified in the Notice of Conversion. As promptly as practicable after the Conversion Date but in any event within three (3) trading days of the receipt of the Notice of Conversion, the Corporation shall, and shall use its best lawful efforts to cause the Transfer Agent to, issue and deliver to such Holder, at the expense of the Corporation and in accordance with such Holder's delivery instructions, a certificate or certificates for the number of full shares of Common Stock to which such Holder is entitled and cash with respect to any fractional interest in a share of Common Stock as provided in Paragraph 4.6 below (which shall be promptly deposited by the Corporation with the Transfer Agent for delivery to the Holder).

                  4.6 FRACTIONAL SHARES OF COMMON STOCK. No fractional shares of Common Stock or scrip shall be issued upon conversion of Series A-2 Shares. If more than one Series A-2 Share shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Common Stock issuable upon conversion of such Series A-2 Shares shall be computed on the basis of the aggregate number of Series A-2 Shares so surrendered. Instead of any fractional shares of Common Stock which otherwise would be issuable upon conversion of any Series A-2 Shares, the Corporation shall pay a cash adjustment in respect of such fractional interest based upon the Conversion Price in effect at the close of business on the last business day prior to the Conversion Date.

                  4.7 TAXES. All shares of Common Stock issued upon conversion of Series A- 2 Shares will be validly issued, fully paid and nonassessable. The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A-2 Shares pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A-2 Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or that no such tax is payable.

                  4.8 SURRENDERED SERIES A-2 SHARES. All certificates representing Series A-2 Shares converted or redeemed shall be appropriately canceled on the books of the Corporation and the Series A-2 Shares so converted or redeemed represented by such certificates shall be restored to the status of authorized but unissued Series A-2 Shares.

                  4.9 MARKET PRICE. The term "Market Price" on any day shall mean the average of the closing bid prices per share of the Common Stock as reported by Bloomberg on the NASDAQ Stock Market's SmallCap Market, or on such other exchange or automated quotation system as the Common Stock is then traded, or, if the foregoing does not apply, the average of the closing bid prices of any market makers for such securities as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for the five (5) consecutive trading days immediately preceding the date of determination. When referred to herein, a "trading day" shall mean a business day in which the principal market on which the Common Stock is traded is open for trading for at least four (4) hours. If at the time of any computation pursuant to this Paragraph 4.9 the Common Stock is not then traded on any trading market, the "Market Price" for the purposes hereof shall be the fair value as reasonably determined in good faith by the Board of Directors of the Corporation.

                  4.10 AVAILABLE COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series A-2 Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding Series A-2 Shares under Paragraph 4.1, as such number may from time to time be adjusted, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Series A-2 Shares, the Corporation shall promptly take such corporate action as may, in the opinion of its counsel and subject to any necessary approval of its stockholders, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  4.11 NOTICE TO HOLDERS. In the event (i) the Corporation shall declare a dividend or other distribution on the Common Stock other than regular cash dividends declared in the ordinary course or dividends or other distributions payable in Common Stock, (ii) the Common Stock is subdivided, combined or reclassified, (iii) of a Merger, (iv) of a Liquidation, (v) the Corporation offers for subscription pro rata to holders of Common Stock any additional shares of stock of any class or series or other rights, or (vi) an Event of Default shall occur then, in each such event, the Corporation shall mail to each Holder at the Holder's address as it appears in the stock records of the Corporation, promptly and in any event at least fifteen (15) days prior to the date described in clause (a) below, a notice stating (a) if applicable, the date for the determination of holders of Common Stock entitled to receive the distribution, subscription rights or the consideration in the Merger or Liquidation, or the date of determination as to which shares of Common Stock will be affected by a subdivision, combination, reclassification, (b) a brief statement of the facts requiring such notice, and (c) if applicable, that the Conversion Price shall be adjusted.

                  4.12 ADJUSTMENT OF CONVERSION PRICE.

                           A. If and whenever the Corporation shall:

                  (i) subdivide the outstanding shares of Common Stock into a greater number of shares;

                  (ii) consolidate the outstanding shares of Common Stock into a smaller number of shares;

                  (iii) issue Common Stock or securities convertible into or exchangeable for shares of Common Stock as a stock dividend to all or substantially all the holders of Common Stock;

                  (iv) make a distribution on the outstanding Common Stock to all or substantially all the holders of Common Stock payable in Common Stock or securities convertible into or exchangeable for Common Stock; or

                  (v) (a) issue shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, in exchange for an amount of cash exceeding $3,000,000 or (b) during any calendar year, issue to any Person or Persons, other than Greg Norman, Great White Shark Enterprises or David Feherty, an aggregate of more than 100,000 shares of Common Stock, or securities convertible into or exchangeable for an aggregate of more than 100,000 shares of Common Stock;

any of such events being herein called a "Share Reorganization," then in each such case, the Conversion Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the Conversion Price in effect on such record or effective date, as the case may be, by a fraction of which:

                  (I) the numerator shall be the number of shares of Common Stock outstanding on such record or effective date (without giving effect to the transaction); and

                  (II) the denominator shall be the number of shares of Common Stock outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of securities convertible into or exchangeable for shares of Common Stock, the number of shares of Common Stock that would have been outstanding if such securities had been converted into or exchanged for Common Stock on such record or effective date;

PROVIDED, HOWEVER, that no adjustment to the Conversion Price will be made with respect to (y) any portion of an issuance pursuant to clause (v)(a) of this section, the proceeds of which are used to pay all or any part of the Company's obligations to the Purchasers, and such proceeds shall not be considered in determining whether the issuance exceeds the $3,000,000 threshold set forth in clause (v)(a) of this section, or (z) any issuance, the price per share at which such issuance is made (or, in the case of securities convertible into or exchangeable for shares of Common Stock, at an exchange or conversion price per share as of the date of issue of such securities) is equal to or greater than 85% of the Market Price as of the date of such issuance.

                  B. If and whenever the Corporation shall issue to all or substantially all the holders of Common Stock, rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date of such issue, to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock), at a price per share (or, in the case of securities convertible into or exchangeable for Common Stock, at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Market Price of the Common Stock on such record date (any such event being herein called a "Rights Offering"), then, in each such case, the Conversion Price shall be adjusted, effective immediately after the record date at which holders of Common Stock are determined for the purposes of the Rights Offering, by multiplying the Conversion Price in effect on such record date by a fraction of which:

         (i) the numerator shall be the sum of:

                  (I) the number of shares of Common Stock outstanding on such record date;

and

                  (II) a number obtained by dividing:

                  (A)      either,

                           (x) the product of the total number of shares of Common Stock so offered for subscription or purchase and the price at which such shares are so offered, or

                           (y) the product of the maximum number of shares of Common Stock into or for which the convertible or exchangeable securities so offered for subscription or purchase may be converted or exchanged and the conversion or exchange price of such securities, or, as the case may be, by

                  (B) the Market Price of the Common Stock on such record date; and

         (ii)     the denominator shall be the sum of:

                  (I) the number of shares of Common Stock outstanding on such record date; and

                  (II) the number of shares of Common Stock so offered for subscription or purchase (or, in the case of securities convertible into or exchangeable for Common Stock, the maximum number of shares of Common Stock for or into which the securities so offered for subscription or purchase may be converted or exchanged).

To the extent that such rights, options or warrants are not exercised prior to the expiry time thereof, the Maximum Price shall be readjusted effective immediately after such expiry time to the Maximum Price which would then have been in effect upon the number of shares of Common Stock (or securities exchangeable into Common Stock) actually delivered upon the exercise of such rights, options or warrants.

                  C. If and whenever the Corporation shall issue or distribute to all or substantially all the holders of Common Stock:

                  (i) shares of the Corporation of any class, other than Common Stock;

                  (ii) rights, options or warrants; or

                  (iii) any other assets (excluding cash dividends and equivalent dividends in shares paid in lieu of cash dividends in the ordinary course);

and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any such event being herein called a "Special Distribution"), then, in each such case, the Conversion Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for purposes of the Special Distribution, by multiplying the Conversion Price in effect on such record date by a fraction of which:

                  (i) the numerator shall be the difference between:

                  (A) the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date; and

                  (B) the fair market value, as determined by the Directors (whose determination shall be conclusive), to the holders of Common Stock of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution (net of any consideration paid therefor by the holders of Common Stock), and

                  (ii) the denominator shall be the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date.

                  D. The following rules and procedures shall be applicable to adjustments made in this Certificate of Designation:

                  (A) no adjustment in the Conversion Price shall be required unless such adjustment would result in a change of at least 1% in the Conversion Price then in effect, PROVIDED, HOWEVER, that any adjustments which, but for the provisions of this clause would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

                  (B) no adjustment in the Conversion Price shall be made pursuant to this Paragraph 4.12 in respect of the issue from time to time of Common Stock to holders of Common Stock who exercise an option to receive substantially equivalent dividends in Common Stock in lieu of receiving cash dividends in the ordinary course; and

                  (C) if a dispute shall at any time arise with respect to any adjustment of the Conversion Price, such dispute shall be conclusively determined by the auditors of the Corporation or, if they are unable or unwilling to act, by a firm of independent chartered accountants selected by the Directors and any such determination shall be binding upon the Corporation and the Holders.

                  E. The Corporation shall from time to time promptly after the occurrence of any event which requires an adjustment in the Conversion Price deliver to the Holders and the Transfer Agent a certificate specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, the Conversion Price after giving effect to such adjustment and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based.

                  F. If the Corporation shall fix a record date for:

                  (a) any Share Reorganization (other than the subdivision of outstanding Common Stock into a greater number of shares or the consolidation of outstanding Common Stock into a smaller number of shares),

                  (b) any Rights Offering,

                  (c) any Special Distribution,

                  (d) any Capital Reorganization (other than a reclassification or redesignation of the Common Stock into other shares), or

                  (e) any cash dividend other than a cash dividend on the Series A-2 Shares,

the Corporation shall, not less than ten (10) days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to the Holders notice of the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.

         5. REDEMPTION OBLIGATIONS

                  5.1 OPTIONAL REDEMPTION.

                           A. The Corporation may, at its option, redeem all or
any portion of the Series A-2 Shares remaining unconverted, by notice to the Holder of such shares specifying the amount of the redemption. In the event that the foregoing notice is provided to a Holder, such Holder shall have no right to convert any of such Holder's Series A-2 Shares into shares of Common Stock pursuant to the provisions of Article 4 hereof. Partial redemption shall be in an aggregate principal amount of not less than $300,000.

                           B. The price to be paid by the Corporation to redeem
all or any portion of the Series A-2 Shares remaining unconverted shall be the sum of (i) the aggregate Liquidation Preference of the Series A-2 Shares plus
(ii) any accrued and unpaid dividends on the Series A-2 Shares being redeemed, through the date of consummation of the redemption (as specified in Paragraph 5.2.A); PROVIDED, HOWEVER, that upon the occurrence of an Event of Default, the price to be paid by the Corporation to redeem all or any portion of the Series A-2 Shares remaining unconverted shall be the greater of (y) the aggregate Liquidation Preference of the Series A-2 Shares and (z) the Formula Price. The "Formula Price" shall mean the greater of (I) the Liquidation Preference of the Series A-2 Shares, as applicable, plus any accrued and unpaid dividends thereon, being redeemed through the date of consummation of the redemption (as specified in Paragraph 5.2 below) and (II) the sum of (x) the product of (i) the number of shares of Common Stock into which the Series A-2 Shares being redeemed are then convertible at the then current Conversion Price and (ii) the average Closing Bid Price for the five (5) Trading Days ending two (2) Business Days immediately preceding the applicable date of consummation of the redemption as specified in Paragraph 5.2 below, and (y) the applicable amount of accrued but unpaid dividends on the Series A-2 Shares, as applicable, being redeemed through the date of consummation of the redemption (as specified in Paragraph 5.2 below).

                           C. The Corporation shall be required to redeem all
of the issued and outstanding Series A-2 Shares in the manner provided by the Purchase Agreement.

                  5.2 REDEMPTION PROCEDURES

                           A. Any redemption pursuant to Paragraph 5.1 above
shall be deemed to be consummated and effective on the date notice is provided to the holder of the Series A-2 Shares being redeemed (the "Redemption Date").

                           B. Within one (1) business day after the effective
date of a redemption of the Series A-2 Shares as specified above, the Corporation shall deposit the applicable redemption price with the Transfer Agent for immediate delivery to each Holder of the Series A-2 Shares subject to redemption as contemplated by any applicable Transfer Agent Agreement and, simultaneously therewith, shall provide notice to the Holders (the "Redemption Notice") advising them of (i) the fact of redemption, (ii) the applicable redemption date, (iii) the applicable redemption price and (iv) all other material facts relating to the redemption referenced therein.

                           C. The Corporation shall select the Series A-2
Shares to be redeemed in any redemption in which not all of the Series A-2 Shares are to be redeemed (to the extent permitted) so that the ratio of the number of Series A-2 Shares of each holder selected for redemption to the total number of Series A-2 Shares owned by that holder shall be the same as the ratio of all such Series A-2 Shares selected for redemption bears to the total of all then outstanding Series A-2 Shares. Should any Series A-2 Shares be required to be redeemed under the terms hereof not be redeemed solely by reason of limitations imposed by law, the Series A-2 Shares shall then be redeemed to the maximum extent permitted by law and shall be redeemed thereafter on the earliest possible dates.

                  5.3 PAYMENT OF ADDITIONAL AMOUNTS

                           A. Any and all payments by the Corporation hereunder
to any Holder and each "qualified assignee" thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Corporation shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable under the Series A-2 Shares (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Paragraph 5.3) such Holder receives an amount equal to the sum it would have received if no such deduction or withholding had been made; (ii) the Corporation shall make such deductions or withholdings; and
(iii) the Corporation shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law. A "qualified assignee" of a Holder is a person that is organized under the laws of (I) the United States or (II) any jurisdiction other than the United States or any political subdivision thereof and that (y) represents and warrants to the Corporation that payments of the Corporation to such assignee under applicable law would not be subject to any Taxes and (z) from time to time, as and when requested by the Corporation, executes and delivers to the Corporation and the Internal Revenue Service forms, and provides the Corporation with any information, necessary to establish such assignee's continued exemption from Taxes under applicable law.

                           B. The Corporation shall forthwith pay any present
or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as "Other Taxes") which arise from any payment made under this Certificate of Designation or the transactions contemplated hereby.

                           C. The Corporation shall indemnify each Holder, or
qualified assignee, for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Paragraph 5.3) paid by each Holder, or qualified assignee, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such Holder or assignee makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes submitted to the Corporation by such Holder or assignee shall be conclusive evidence of the amount due from the Corporation to such party.

                           D. Within 30 days after the date of any payment of
Taxes, the Corporation will furnish to each Holder the original or a certified copy of a receipt evidencing payment thereof.

                  6. RANKING OF STOCK OF THE CORPORATION

                  Any stock of any class or classes of the Corporation shall be deemed to rank:

                  A. Prior to the Series A-2 Shares, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the Holders;

                  B. On a parity with the Series A-2 Shares, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking and fund provisions, if any, are different from those of the Series A-2 Shares, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices without preference or priority, one over the other, as between the holders of such stock and the Holders, and

                  C. Junior to the Series A-2 Shares, either as to dividends or upon liquidation, if such class shall be Common Stock or if the Holders of the Series A-2 Shares shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, winding up of the Corporation, or upon redemption as the case may be, in preference or priority to the holders of shares of such class or classes.

         RESOLVED FURTHER, that the President or any Vice President and the Secretary or any Assistant Secretary of the Corporation are each authorized to do or cause to be done all such acts or things and to make, execute and deliver or cause to be made, executed and delivered all such agreements, documents, instruments and certificates in the name and on behalf of the Corporation or otherwise as they deem necessary, desirable or appropriate to execute or carry out the purpose and intent of the foregoing resolutions.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation, Preferences and Rights of Series A-2 Convertible Preferred Stock of Visual Edge Systems, Inc. as of December 29, 1998.

                                                 VISUAL EDGE SYSTEMS INC.

                                                 By: /s/ Earl T. Takefman
                                                     -------------------------
                                                 Name:  Earl T. Takefman
                                                 Title: Chief Executive Officer

                                   EXHIBIT B
                                   ---------

                             CONTINENTAL AGREEMENT

                                  -----------
                                  CONTINENTAL
                                    CAPITAL
                                   & EQUITY
                                  CORPORATION
                                  -----------

                            195 Wekiva Springs Road
                                   Suite 200
                            Longwood, Florida 32779
                                     Phone
                                (407) 682-2001
                                      Fax
                                (407) 682-2544

                           CLIENT SERVICE AGREEMENT


THIS AGREEMENT is made and entered into this 4th day of December 1998 between CONTINENTAL CAPITAL & EQUITY CORPORATION, located at 195 Wekiva Springs Road, Suite 200, Longwood, FL 32779, hereinafter sometimes referred to as (CCEC) and VISUAL EDGE SYSTEMS INC., located at 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431, hereinafter sometimes referred to as (the "Company").

WITNESSETH:

WHEREAS, CCEC is a public relations and direct marketing advertising firm specializing in the dissemination of information about publicly traded companies, and

WHEREAS, the Company is publicly held with its common stock trading on NASDAQ small cap, and

WHEREAS, the Company desires to publicize itself with the intention of making its name and business better known to its shareholders, investors, and brokerage houses, and

WHEREAS, CCEC is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. ENGAGEMENT: The Company hereby engages CCEC to publicize the Company to brokers, prospective investors and shareholders described in Section 2 of this agreement, and subject to the further provisions of this Agreement. CCEC hereby accepts the Company as a client and agrees to publicize it as described in
Section 2 of this agreement, but subject to the further provisions of this Agreement.

2. MARKETING PROGRAM: Consists of the following components:

         (A) CCEC will review and analyze all aspects of the Company's goals and make recommendations on feasibility and achievement of desired goals.

         (B) CCEC will review all of the general information and recent filings from the Company and produce 50,000 piece direct mail package to include an 11" X 17" self mailer and an ample number of corporate profiles so as to allow for one profile for each respondent to the original mailing. Profiles will be prepared in brokerage style format, both items to be approved by the Company prior to circulation.

         (C) CCEC will provide through their network, firms and brokers interested in participating and schedule and conduct the necessary due diligence and obtain the required approvals necessary for those firms to participate. CCEC will also interview and make determinations on any firms or brokers referred by the Company with regard to their participation.

         (D) CCEC will be available to the Company to field any calls from firms and brokers inquiring about the Company.

         (E) CCEC will use its best efforts to feature the Company in the January issues of Investors Direct and/or BuySide Magazine, and use its best efforts to obtain for the Company, exposure on radio programming, in independent financial newsletters, and through on-line fax and Internet broadcast services.

         (F) CCEC will promote the Company on the Worldwide Internet via CCEC's home web site (www.insidewallstreet.com). Further CCEC shall create banner ads for placement on financial web sites with hyperlinks back to the Company's feature page on CCEC's home web site. The banner ads shall run for two (2) months.

         (G) CCEC, at the request of the Company, shall assist the Company in releasing all press announcements. The Company shall be solely responsible for paying all fees associated with the actual release(s) through BusinessWire, P.R. Newswire, or any other comparable news dissemination source.

3. TIME OF PERFORMANCE: Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue until completion, which generally is expected to occur within six months.

4. COMPENSATION AND EXPENSES: In consideration of the services to be performed by CCEC, the Company agrees to pay compensation to CCEC as follows:

         (A) $25,000, payable in cash. Cash is due upon execution of this Agreement.

         (B) 50,000 free trading shares. Shares are due upon execution of this Agreement.

         (C) An Option to purchase 50,000 common shares, with an exercise price of $1.00. The term of the option shall expire twelve (12) months from the day the shares underlying the option are registered.

         (D) An Option to purchase 50,000 common shares, with an exercise price of $3.00. The term of the option shall expire twelve (12) months from the day the shares underlying the option are registered.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company represents and warrants to CCEC, each such representation and warranty being deemed to be material that:

         (A) The Company will cooperate fully and timely with CCEC to enable CCEC to perform its obligations under this Agreement.

         (B) The execution and performance of this Agreement by the Company has been duly authorized by the senior management of the Company in accordance with applicable law.

         (C) The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

         (D) The Company will promptly deliver to CCEC a complete due diligence package to include latest 10K, latest 10Q, last 6 months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.

         (E) The Company will promptly deliver to CCEC a list of names and addresses of all shareholders of the Company which it is aware.

         (F) The Company will promptly deliver to CCEC a list of brokers and market makers of the Company's securities which have been following the Company.

         (G) Because CCEC will rely on such information to be supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all respects, to the best of the Company's knowledge.

         (H) The Company will act diligently and promptly in reviewing materials submitted to it by CCEC to enhance timely distribution of the materials and will inform CCEC of any inaccuracies contained therein prior to the projected publication date.

6. DISCLAIMER BY CCEC: CCEC WILL BE THE PREPARER OF CERTAIN PROMOTIONAL MATERIALS. CCEC MAKES NO REPRESENTATION THAT (A) ITS SERVICE WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY (B) THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL PURCHASE SECURITIES IN THE COMPANY, OR (D) ANY INVESTOR WILL LEND MONEY TO OR INVEST IN OR WITH THE COMPANY.

7. EARLY TERMINATION: If the Company fails to materially cooperate with CCEC in a timely manner, CCEC shall have the right to terminate any further performance under this Agreement. In such event, CCEC shall be entitled to receive and retain the same as liquidated damages, and not as a penalty, in lieu of all other remedies, the parties acknowledging and agreeing that it would be too difficult currently to determine the exact extent of CCEC's damage, but that the receipt and retention of such compensation is reasonable present estimate of such damage.

8. LIMITATION OF CCEC LIABILITY: If CCEC fails to perform its services hereunder, its entire liability for the failed services to the Company shall not exceed the lessor of (a) the amount of cash compensation CCEC has received from the Company under section 4 of this agreement or (b) the actual damage to the Company as a result of such non-performance. IN NO EVENT WILL CCEC BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, UNLESS SUCH DAMAGES RESULT FROM THE USE, BY CCEC, OF INFORMATION NOT AUTHORIZED BY THE COMPANY.

9. OWNERSHIP OF MATERIALS: All right, title and interest in and to materials to be produced by CCEC, not including existing property of Visual Edge and/or Great White Enterprises used in production of said materials, in connection with the contract and other services to be rendered under this Agreement shall be and remain the sole and exclusive property of CCEC, except that if the Company performs fully and timely its obligations hereunder, it shall be entitled to receive upon written request, five hundred (500) copies of all such materials.

10. CONFIDENTIALITY: Until such time as the same may become publicly known, CCEC agrees that any confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of its services and upon written request of the Company all materials, original documentation provided by the Company will be returned to it. CCEC will, however, require Confidentiality Agreements from its own employees and from contractors CCEC reasonably believes will come in contact with confidential material.

11. NOTICES: All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail, express mail or by national overnight courier services. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to CCEC at:
         Suite 200
         195 Wekiva Springs Road
         Longwood, FL 32779

and to the Company at:
         Suite 100
         2424 North Federal Highway
         Boca Raton, FL 33431
         ATTN: Chief Executive Officer

Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

12. SEPARABILITY: If one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision, to the extent invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision hereof, and the Agreement shall be construed as if such provision had never been contained herein.

13. ARBITRATION: Any controversy or claim that is less than $100,000 arising out of or relating to the Client Service Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

14. MISCELLANEOUS:

         (A) EFFECTIVE DATE OF REPRESENTATIONS: Shall be no later than the date CCEC is prepared to distribute letters and/or brochures pursuant to the contract.

         (B) GOVERNING LAW: This Agreement shall be governed by and interpreted under the laws of the State of Florida where CCEC has been organized and this Agreement has been accepted by CCEC. Venue for all litigation shall be Seminole County, Florida.

         (C) CURRENCY: In all instances, references to dollars shall be deemed to be United States Dollars.

         (D) MULTIPLE COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

Executed as a sealed instrument as of the last day and year shown hereunder.



CONFIRMED AND AGREED ON THE ____ DAY OF ____________, 1998


CONTINENTAL CAPITAL & EQUITY CORPORATION

By: /s/ Juan Ferreira                            /s/ Jim Schnof, CFO
    ------------------------------               ------------------------------
     CCEC Representative                         CCEC Officer

    ------------------------------               ------------------------------
    Witness                                      Witness



CONFIRMED AND AGREED ON THE ____ DAY OF ____________, 1998


VISUAL EDGE SYSTEMS INC.

By: /s/ Earl Takefman
    ------------------------------               ------------------------------
     Duly Authorized                             Witness

                                   EXHIBIT C

                              Takefman Side Letter

                               December 31, 1998


Infinity Investors Limited                   IEO Holdings Limited
c/o HW Partners, L.P.                        c/o HW Partners, L.P
1601 Elm Street                              1601 Elm Street
Suite 4000                                   Suite 4000
Dallas, Texas 75201                          Dallas, Texas 75201

Summit Capital Limited                       Glacier Capital Limited
c/o HW Partners, L.P.                        c/o HW Partners, L.P.
1601 Elm Street                              1601 Elm Street
Suite 4000                                   Suite 4000
Dallas, Texas 75201                          Dallas, Texas 75201

Dear Sirs:

Reference is made to the Bridge Securities Purchase Agreement, dated as of June 13, 1997 (as amended, the "PURCHASE AGREEMENT"), among Visual Edge Systems Inc. (the "COMPANY'), Infinity Investors Limited, Infinity Emerging Opportunities Limited, Summit Capital Limited and Glacier Capital Limited (collectively, the "Purchasers"). Capitalized terms used but not defined herein have the meanings set forth in the Purchase Agreement and the Executive Employment Agreement, dated as of January 1, 1996 (the "EMPLOYMENT AGREEMENT"), between the Company and Earl Takefman, as amended.

In connection with the third amendment to the Purchase Agreement, Earl Takefman ("TAKEFMAN") hereby represents that all shares of Common Stock of the Company over which he has an ownership interest are owned either by Takefman personally or by Status One Investments Inc. ("STATUS ONE"), and agrees, for himself and on behalf of Status One, as follows:

         (1) Until the earlier to occur of (a) the one-year anniversary of the date of this letter and (b) the termination of his employment with the Company, Takefman will not sell any shares of the Company's Common Stock; PROVIDED, HOWEVER, that the restriction contained in this Section 1 shall not apply in the event of a sale by the Purchasers of any shares of the Company's Common Stock subsequent to the date hereof, and that in the event of such a sale by the Purchasers, such restriction shall be null and void; PROVIDED, FURTHER, that the exclusion contained in the immediately-preceding clause shall not apply in the event of a sale of any of the 12,500 warrant shares retained by the Purchasers pursuant to Section 3.2(b) of the third amendment to the Purchase

              Agreement, and that such a sale of any of the 12,500 warrant shares shall not relieve Takefman from the resale restriction contained in this Section 1.

         (2) If he is terminated for Cause (as defined in the Employment Agreement, the relevant language from which is attached hereto as Exhibit A), Takefman will not sell any shares of the Company's Common Stock for one year following the effective date of such termination.

         (3) If he is terminated without Cause, or if he resigns, Takefman will not sell any shares of the Company's Common Stock for thirty days following the later of (a) such termination or resignation, as applicable, and (b) the expiration of any applicable limitations imposed by federal or state securities laws.

         (4) The provisions of this letter shall bind any successors to the Company's Common Stock owned by Takefman personally, or by Status One, as of the date hereof.

The Purchasers agree to provide prompt written notice to Takefman in the event of a sale by any of the Purchasers of any shares of the Company's Common Stock.


                                             Very truly yours,



                                             /s/ Earl Takefman
                                             ----------------------------------
                                             Earl Takefman



Acknowledged and agreed:


STATUS ONE INVESTMENTS INC.



/s/ Earl Takefman
------------------------------
Title: Chief Executive Officer

Acknowledged and agreed, with respect
to the final paragraph of this letter.



INFINITY INVESTORS LIMITED



/s/ James A. Loughfan
--------------------------------
By: James A. Loughfan
Title: Director



IEO HOLDINGS LIMITED



/s/ John A. Brooks
---------------------------------
By: John A. Brooks
Title: Director



SUMMIT CAPITAL LIMITED



/s/ James E. Martin
---------------------------------
By: James E. Martin
Title: President



GLACIER CAPITAL LIMITED



/s/ James E. Martin
---------------------------------
By: James E. Martin
Title: President

                                   Exhibit A

           Definition of "Cause" as Set Forth in Employment Agreement

3.4 For the purpose of this Agreement, "Cause" shall mean: (i) the conviction of the Employee of a felony or an indictable offense under United States laws, (ii) the misappropriation or embezzlement of funds by the Employee or (iii) the Employee is materially impaired from performing his duties hereunder because of alcohol, drug or any substance abuse.

                                   Exhibit D

                   Compensation Committee Letter Resolutions

                               December 21, 1998

Infinity Investors Limited               Infinity Emerging Opportunities Limited
c/o HW Partners, L.P.                    c/o HW Partners, L.P
1601 Elm Street                          1601 Elm Street
Suite 4000                               Suite 4000
Dallas, Texas 75201                      Dallas, Texas 75201

Summit Capital Limited                   Glacier Capital Limited
c/o HW Partners, L.P.                    c/o HW Partners, L.P.
1601 Elm Street                          1601 Elm Street
Suite 4000                               Suite 4000
Dallas, Texas 75201                      Dallas, Texas 75201

Visual Edge Systems Inc.
2424 North Federal Highway, Suite 100
Boca Raton, Florida 33431

Dear Sirs:

This letter is being delivered in connection with the Bridge Securities Purchase Agreement, dated as of June 13, 1997 (as amended, the "PURCHASE AGREEMENT"), among Visual Edge Systems Inc. (the "COMPANY"), Infinity Investors Limited, Infinity Emerging Opportunities Limited, Summit Capital Limited and Glacier Capital Limited.

Attached herewith please find a copy of resolutions of the Compensation Committee of the Company (the "COMMITTEE"), pursuant to which the Committee resolves to take the actions required by Section 3.2(a) of the Purchase Agreement.


                                        Very truly yours,


                                        VISUAL EDGE SYSTEMS INC.
                                        COMPENSATION COMMITTEE



                                        /s/ Ronald F. Seale
                                        ---------------------------------------
                                        Ronald F. Seale


                                        /s/ Earl T. Takefman
                                        ---------------------------------------
                                        Earl T. Takefman


                                        /s/ Mark Hershhorn
                                        ---------------------------------------
                                        Mark Hershhorn

                            VISUAL EDGE SYSTEMS INC.

                          WRITTEN CONSENT IN LIEU OF A
                      MEETING OF THE COMPENSATION COMMITTEE


The undersigned, being all of the members of the Compensation Committee (the "COMMITTEE") of Visual Edge Systems Inc., a Delaware Corporation (the "CORPORATION"), acting pursuant to Section 141(f) of the Delaware General Corporation Law, hereby adopt by written consent, as of this 21st day of December, 1998, the following resolutions with the same force and effect as if they had been unanimously adopted at a duly convened meeting of the Committee, and direct that this written consent be filed with the minutes of the proceedings of the Committee.

         WHEREAS, the Corporation has been presented with a proposal (the "PROPOSAL") from the holders of the Corporation's Series A Preferred Stock (the "PREFERRED STOCKHOLDERS") which the Corporation finds very favorable because the Proposal will limit the amount of the dilution that would otherwise occur upon conversion; and

         WHEREAS, it is a condition to the Proposal that the Corporation reprice certain currently outstanding stock options and grant to certain members of management additional stock options; and

         WHEREAS, the Committee finds that, in order to retain the Corporation's management, and to provide proper incentives for said management to pursue the Corporation's long-term goals, it is advisable to reprice certain currently outstanding stock options of the Corporation and to grant to certain members of management additional stock options.

         NOW, THEREFORE, BE IT RESOLVED, that this Committee hereby reprices to $1.00 per share all outstanding stock options held by Earl Takefman, Richard Parker and Thomas Peters, all of which options shall be immediately vested; and further

         RESOLVED, that this Committee hereby reprices to $1.00 per share approximately 82,000 currently outstanding stock options held by the employees of the Corporation listed on Exhibit A hereto; and further

         RESOLVED, that this Committee hereby grants to Richard Parker 200,000 additional stock options, which options shall be immediately vested and have an exercise price of $1.00 per share; and further

         RESOLVED, that this Committee hereby accepts delivery from the Preferred Stockholders of 300,000 warrants which they have delivered to the Company as a condition to the Proposal, and from these 300,000 warrants the Committee hereby grants to Richard Parker 200,000 additional stock options, and to Thomas Peters 100,000 additional stock options, all of which options shall be immediately vested and have an exercise price of $1.00 per share; and further

         RESOLVED, that each officer of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and deliver such other instruments and documents, and to take all such other and further actions, in the name of and on behalf of the Corporation, as any such officer shall deem necessary or desirable to carry out the purpose and intention of the foregoing resolutions and to effectuate the transactions contemplated thereby.



                            [Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first written above.



                                                  /s/ Ronald F. Seale
                                                  -----------------------------
                                                  Ronald F. Seale


                                                  /s/ Earl T. Takefman
                                                  -----------------------------
                                                  Earl T. Takefman


                                                  /s/ Mark Hershhorn
                                                  -----------------------------
                                                  Mark Hershhorn







               [Signature page to Compensation Committee Consent]

                                    EXHIBIT A

                        HOLDERS OF EMPLOYEE STOCK OPTIONS

Ray Augustine
Wendi Bassett
Scott Becker
Kelly Finley
Melissa Forzly
Matt Hanson
Joe Hearn

                                   EXHIBIT E
                                   ---------

                              MARION SIDE LETTER

                               December 21, 1998

Morgan Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178-0060

Status One Investments Inc.
c/o Earl Takefman
2424 North Federal Highway
Suite 100
Boca Raton, Florida 33431

Dear Sirs:

Reference is made to (a) the Bridge Securities Purchase Agreement, dated as of June 13, 1997 (as amended, the "PURCHASE AGREEMENT"), among Visual Edge Systems Inc. (the "COMPANY"), Infinity Investors Limited, Infinity Emerging Opportunities Limited, Summit Capital Limited and Glacier Capital Limited, and
(b) the Escrow Agreement, dated as of March 31, 1998 (the "ESCROW AGREEMENT"), among the Company, Marion Interglobal Ltd., Status One Investments Inc. ("STATUS ONE"), Alan Lubell and Morgan, Lewis & Bockius LLP, as escrow agent (the "AGENT").

In connection with the third amendment to the Purchase Agreement, and pursuant to Section 3(D) of the Escrow Agreement, the undersigned hereby instructs the Agent to release to Status One all of the shares of the Company's common stock owned by Status One and held by the Agent pursuant to the Escrow Agreement. Status One shall be under no further restrictions from the undersigned with respect to such shares.

                                                Very truly yours,

                                                MARION INTERGLOBAL, LTD.

                                                /s/ Ron Seale
                                                -------------------------------
                                                By: Ron Seale
                                                Title: Senior Managing Director


Acknowledged:

MORGAN, LEWIS & BOCKIUS LLP

/s/ Morgan, Lewis & Bockius LLP
-------------------------------
By:
Title:


STATUS ONE INVESTMENTS INC.

/s/ Earl Takefman
-------------------------------
By: Earl Takefman
Title: Chief Executive Officer